UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

Akari Therapeutics, Plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-36288	98-1034922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 East Jackson Street, Suite 3300

Tampa, FL 33602

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (929) 274-7510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 2,000 Ordinary Shares	AKTX	The Nasdaq Capital Market
Ordinary Shares, par value $0.000000005 per share*

*Trading, but only in connection with the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 15, 2025 Akari Therapeutics, Plc (the “Company”) held a general meeting of shareholders of the Company (the “Special General Meeting”). Proxies were solicited pursuant to the definitive proxy statement on Schedule 14A filed on November 17, 2025. At the close of business on the record date for the Special General Meeting, the number of ordinary shares entitled to vote at the Special General Meeting was 71,479,461,523. The number of ordinary shares present or represented by valid proxy at the Special General Meeting established a quorum for the Special General Meeting. The Special General Meeting duly proceeded in accordance with the provisions of the articles of association of the Company, then in effect, and all matters submitted to a vote of the Company’s shareholders at the Special General Meeting were approved.

The voting results below are final and reported in ordinary shares.

Ordinary Resolution	For	Against	Abstain	Broker Non-Votes
To approve, in accordance with Nasdaq Listing Rule 5635(d), the exercisability of certain warrants and the issuance of the ordinary shares underlying such warrants, which warrants were issued in connection with an offering of securities of the Company that occurred on October 14, 2025.	30,350,013,660	141,288,000	7,428,489	–

That, in accordance with section 618 of the U.K. Companies Act 2006 (the “Companies Act”), and subject to and conditional upon the passing of Resolutions 3, 4, 5 and 6, each of the ordinary shares of USD 0.0001 in the capital of the Company be sub-divided and, as applicable, re-designated into one Ordinary Share of USD 0.000000005 each and 19,999 deferred shares of USD 0.000000005 each (the “Deferred Shares”), such shares having the rights and being subject to the restrictions as set out in the New Articles.	30,390,833,660	90,036,000	17,860,489	–

That subject to and conditional upon the passing of Resolutions 2, 4, 5 and 6, and in accordance with section 551 of the Companies Act, the Company’s directors or any duly authorised committee of the directors be generally and unconditionally authorised to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of USD 3,000 for a period expiring on June 30, 2030 (unless otherwise renewed, varied or revoked by the Company at a general meeting), save that the Company may, before such expiry, make offers or agreements which would or might require such shares to be allotted or such rights to be granted after such expiry and the directors may allot such shares or grant such rights in pursuance of such offers or agreements notwithstanding that the authority conferred by this resolution has expired; and this resolution revokes and replaces all unexercised authorities previously granted to the directors to allot shares or grant rights to subscribe for or convert any security into shares, but without prejudice to any allotment of shares or grant of rights already made, offered or agreed to be made pursuant to such authorities.

	30,033,193,660	457,958,000	7,578,489	–

That subject to and conditional upon the passing of Resolutions 2, 3, 5 and 6, the share buyback contract in the form produced to the Meeting, to be entered into between the Company and each of the shareholders (in their capacity as holders of Deferred Shares) for the purchase by the Company of all the Deferred Shares, be approved and its terms authorized for the purposes of section 694 of the Companies Act, but so that the approval and authority expire on December 15, 2026.	30,228,535,660	202,266,000	7,928,489	–

Special Resolution	For	Against	Abstain	Broker Non-Votes

That subject to and conditional upon the passing of Resolutions 2, 3, 4, and 6, in accordance with section 570 of the Companies Act, the directors of the Company (or any duly authorised committee of the directors of the Company) be generally and unconditionally empowered to allot equity securities (as defined in section 560 of the Companies Act) for cash pursuant to the authorisation conferred on them as if section 561 of the Companies Act and any pre-emption provisions in the Articles (or howsoever otherwise arising) did not apply to the allotment for a period expiring (unless previously renewed, varied or revoked by the Company prior to or on that date) five years after the date on which this resolution is passed save that the Company may, before such expiry, make an offer or agreement which would or might require shares to be allotted after such expiry and the directors may allot shares in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

	30,023,521,660	467,680,000	7,528,489	–

That subject to and conditional upon the passing of Resolutions 2, 3, 4 and 5, the draft New Articles be adopted as the articles of association in substitution for, and to the exclusion of the Company’s existing articles of association.	30,253,879,660	235,416,000	9,434,489	–

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akari Therapeutics, Plc

Date: December 16, 2025	By:	/s/ Kameel Farag
Kameel Farag
Interim Chief Financial Officer